UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2010

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West 34th Street, 22nd Floor, New York, New York 10120
 (Address of principal executive offices, including Zip Code)

(646) 485-5410
 (Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant announced that, effective December 1, 2010, Thomas P. Johnson, Co-Chief Executive Officer, has been named the registrant’s Chief Executive Officer.  Mr. Johnson will also continue to serve as a member of the registrant’s Board of Directors.  Mindy C. Meads  is departing from the registrant, ending her tenure as both Co-Chief Executive Officer and a director of the registrant, also effective December 1, 2010.

Also on December 1, 2010, the registrant entered into a Separation Agreement and Release with Mindy C. Meads (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, after a transition period, Ms. Meads will be departing from the registrant.  In exchange for a general release of the registrant, as well as the various covenants and agreements made by Ms. Meads in the Separation Agreement, Ms. Meads will receive the following compensation from the registrant:

1.  salary continuation through April 1, 2011;
2. a lump sum severance payment of $1,050,00.00 in April 2011;
3. a bonus payment, if any, pursuant to the registrant’s annual incentive bonus plan, for the registrant’s 2010 fiscal year; to be paid, if at all, dependent on the registrant’s financial performance, on June 3, 2011;
4. an additional lump sum severance payment of $500,000.00 also to be paid in April 2011;
5. continued vesting, through April 1, 2011, of those equity grants  made to Ms. Meads by the registrant during her tenure with the company; and
6. a payment of approximately $1,400,000.00, the amount to be finally determined at the time of payment, to be made to Ms. Meads in accordance with the registrant’s Supplemental Executive Retirement Plan.

In addition to the other customary terms and provisions contained in the separation agreement, for the fifteen (15) month period commencing on January 8, 2011, Ms. Meads will not, among other things,  directly or indirectly, engage in or participate in the operation or management of, or render any services to, any Company Competitors, as that term is defined in Ms. Meads employment agreement, dated September 23, 2009, and filed as Exhibit 10.10 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on September 25, 2009.

A copy of the Separation Agreement will be filed as an exhibit to the registrant’s quarterly report on Form 10Q for the third fiscal quarter of 2010.

The registrant is in the process of negotiating a new employment agreement with Mr. Johnson, reflecting his position as Chief Executive Officer.  Once that agreement is finalized, the registrant will amend this Form 8-K to disclose the terms of Mr. Johnson’s new employment agreement.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release, dated December 1, 2010, announcing the appointment of Thomas P. Johnson as Chief Executive Officer and the departure of Mindy C. Meads.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/  Michael J. Cunningham
Michael J. Cunningham
President - Chief Financial Officer

Dated: December  3, 2010